Exhibit 10.1

ReTo Technology Development Co., Ltd.

And

Xiaoping Li

Jing Peng

About

Hainan REIT Mingde Investment Holding Co., Ltd.

Equity Purchase Agreement

December 27th, 2021

Equity Purchase Agreement

This equity purchase agreement (hereinafter referred to as “this agreement”) was signed by the following parties in Haikou, Hainan Province on December 27th, 2021 (hereinafter referred to as “signing date”):

Party A (transferee): REIT Technology Development Co., Ltd., unified social credit code: 91460100MAA90CUX78, registered address: 22nd Floor, Xinheng Building, 121-8 Binhai Avenue, Haikou, Hainan Province, legal representative: Li Hengfang.

Party B: Xiaoping Li, ID number:                    , address:                    ; Tel:

Party C: Jing Peng, ID number:                     , address:                     ; Tel:

(Party B and Party C are collectively referred to as the “Transferors”)

Party D: Hainan REIT Mingde Investment Holding Co., Ltd., unified social credit code: 91460000MAA928LE45, registered address: Block C, 6th Floor, Changhai Business Building, 52-6 Middle Haixiu Road, Datong Street, Longhua District, Haikou, Hainan Province, legal representative: Xiaoping Li

Party E 1:

Hainan Yile IoT Technology Co., Ltd., unified social credit code: 91460000395171479L, registered address: Block B, 3 / F, Changhai Business Building, No. 52-6, Middle Haixiu Road, Longhua District, Haikou, Hainan Province, legal representative: Xiaoping Li;

Party E 2:

Yangpu Fangyuyuan United Logistics Co., Ltd unified social credit code: 91460000MAA97P9QXH, registered address: Intersection of Huapu Road and Hengqi Road, Xinyingwan District, Yangpu Economic Development Zone, Danzhou , Hainan Province, legal representative: Xiaoping Li;

(Party E (1) and (2) above are collectively referred to as “subsidiaries”, and Party D and Party E (1) and (2) are collectively referred to as “Mingde Holding Group”)

Whereas:

1,	Hainan REIT Mingde Investment Holding Co., Ltd. (hereinafter referred to as the “target company”) was established on September 16th, 2021, with a unified social credit code of 91460000MAA928LE45, registered capital of 10 million yuan, and registered address of Block C, 6th Floor, Changhai Business Building, 52-6 Middle Haixiu Road, Datong Street, Longhua District, Haikou, Hainan Province. As of the signing date, Party B and Party C are shareholders of the target company. Party B holds 99% equity of the target company and Party C holds 1% equity of the target company.

2,	When this agreement is signed, the target company holds 100% of equity interest of Yangpu Fangyuyuan United Logistics Co., Ltd and 61.548% of the equity interest of Hainan Yile IoT Technology Co., Ltd (“Yile IoT”). Yile IoT holds 90% of the equity interest of Hainan Yile Internet of Vehicles Technology Research Institute Co., Ltd, 85% of the equity interest of Shanxi Global Travel Co., Ltd., 45% the equity interest of Hainan Beiqi Yinjian Yile Smart Travel Technology Co., Ltd., which, in turn, holds 100% of the equity interest of Beiqi Yinjian Yile (Haikou) Smart Travel Technology Co., Ltd.

According to the provisions of the Civil Code of the People’s Republic of China and relevant laws and regulations, on the basis of equality, mutual benefit, honesty and credit, the parties to the agreement have reached the following agreement on equity transfer for mutual compliance:

I. Definition

1.1	Unless otherwise specified or the context otherwise requires, the following words shall have the following meanings:

Target Company	Hainan REIT Mingde Investment Holding Co., Ltd.
Acquisition Target

100% of the equity interest of the target company held by Party B and Party C ;

and the61.548% of the equity interest of Yile IoT and 100% of the equity interest of Fang Fangyuyuan held by the Target Company; And the 90% of the equity interest of Hainan Yile Internet of Vehicles Technology Research Institute Co., Ltd, the 85% of the equity interest of Shanxi Global Travel Co., Ltd. and the 45% of the equity interest of Hainan Beiqi Yinjian Yile Smart Travel Technology Co., Ltd. held by Yile IoT. ; and the 100% of the equity interest of Beiqi Yinjian Yile (Haikou) Smart Travel Technology Co., Ltd. held by Hainan Beiqi Yinjian Yile Smart Travel Technology Co., Ltd.

Transaction Consideration	Refers to the consideration of Party A’s acquisition of the acquisition target determined by all parties through negotiation, but subject to the adjustment agreed in this agreement.
Yile IoT	Refers to Hainan Yile IoT Technology Co., Ltd
Fangyuyuan	Refers to Yangpu Fangyuyuan United Logistics Co., Ltd
Debt	Refers to all kinds of debts that the target company should bear before the closing date, including but not limited to bank loans, external loans, external guarantees, various payables, government taxes and fees, criminal or administrative penalties, tort compensation and/or any other obligation to pay or return money (whether related to interest, principal or others) and/or not to pay money (such as providing goods or services, etc.) arising from legal or contractual relations, including existing debts and contingent debts.
Force Majeure	Refers to the events that are unforeseeable or unpredictable due to earthquakes, typhoons, floods, fires, wars, epidemic situations, government compulsory actions, legal changes and other unavoidable consequences.
CNY(RMB)	Unless otherwise specified in this agreement, the amount involved in this agreement refers to the legal currency of China, RMB.
Settlement Day	The date when the registration of industrial and commercial change of equity transfer is completed and the target company obtains a new business license.

II. Scope of Subject Matter of Transfer

2.1	The parties agree that the scope of acquisition targets in this agreement is: 100% of theequity of the target company, including 99% of the equity interest of the target company held by Party B and 1% of the equity interest of the target company held by Party C; As well as 61.548% of the equity interest of Yile IoT and 100% of the equity interest of Fangyuyuan held by the target company; And 90% of the equity interest of Hainan Yile Internet of Vehicles Technology Research Institute Co., Ltd. held by Yile IoT, 85% of the equity interest of Shanxi Global Travel Co., Ltd., 45% of the equity interest of Hainan Beiqi Yinjian Yile Smart Travel Technology Co., Ltd., and 100% of the equity interest of Beiqi Yinjian Yile (Haikou) Smart Travel Technology Co., Ltd. held by Hainan Beiqi Yinjian Yile Smart Travel Technology Co., Ltd.

2.2	All parties agree that Party B will transfer 99% of the equity interest of the target company to Party A, and Party C will transfer 1% of the equity interest of the target company to Party A.

2.3	After the signing of this agreement, Party B shall be responsible for and urge the target company to go through the formalities of industrial and commercial and tax change registration for this equity transfer, and the transferee shall fully cooperate with it. The change registration formalities shall be submitted and completed before December 31, 2021 (the delay time due to the industrial and commercial registration department is not counted).

III. Equity Transfer Price and Payment

3.1	All parties unanimously agree that the consideration of Party A’s acquisition target is RMB 10 million (in words: RMB 10 million only) (“equity transfer consideration”).

See Annex I for the balance sheet of Mingde Holding Group as of October 30, 2021.

3.2	All parties agree that the consideration for equity transfer should be paid to the Transferors in cash or cash equivalent agreed to by all parties within one month from the date of signing this agreement. Among them, Party A shall pay 9.9 million yuan or cash equivalent to Party B; Pay 100,000 yuan or cash equivalent to Party C.

3.3	All parties confirm that the final purchase price under this agreement is the price including tax, and the taxes and fees that should be borne by the Transferors in this transaction shall be borne by the Transferors according to law; the taxes and fees borne by the transferee shall be borne by the transferee according to law.

3.4	Party A promises that Party B will enter the board of directors of the parent company of the affiliated group and serve as the executive vice president of the parent company of the affiliated group. After the completion of this transaction, Party A will start to follow the compliance procedures of listed companies.

3.5	If Party A fails to meet the commitment in Article 3.4, Party B has the right to implement it according to Article 7.3 of this agreement.

Ⅳ. Prerequisite

4.1	The payment of the equity transfer price mentioned in Article 3.2 is based on the premise that the following conditions are met or abandoned:

4.1.1	Party A’s authority has passed effective resolutions to approve the signing, delivery and performance of this agreement and the related matters involved in the conversion of this agreement.

4.1.2	The equity interest of the target company is not set with any pledge, mortgage, guarantee, seizure, preservation and other third-party rights, or is recognized as a right restriction by the relevant government departments, and there is no government expropriation, requisition, recovery, punishment, fines, etc.

4.1.3	Party A has completed the financial and legal adjustment before delivery, and confirmed that all delivery conditions have been met, and there is no significant adverse impact that may lead to the failure of the transaction; Besides, the book status of the target company reflected in the pre-delivery audit report completed by the financial department has been adjusted to a state recognized by Party A, unless otherwise agreed in writing by both parties.

4.1.4	Party B has handed over or is handing over all documents of the target company to Party A, including but not limited to all seals, property rights certificates (if any), documents and materials, accounting books, etc.

4.1.5	The external investment and shareholding of Mingde Holding Group (i.e. the shareholding mentioned in Clause 2 of this Agreement) has not changed.

4.2	Party A may exempt all or part of the transaction conditions mentioned in Article 4.1 of this agreement, except for the matters that cannot be exempted according to relevant laws. If Party A chooses to give up any trading conditions, the trading conditions will automatically be transformed into the obligations of relevant parties after delivery, unless otherwise agreed in writing by both parties.

V. Transition period

5.1	The transition period is from the signing of this agreement by both parties to the completion of registration of acquisition change. During the transition period, unless otherwise expressly agreed in this agreement or with the prior written consent of Party A, Party B shall ensure that:

5.1.1	Mingde Holding Group shall take all reasonable procedures to maintain and protect its assets, and ensure that the asset value of the target company will not be significantly impaired;

5.1.2	Party B, Mingde Holding Group and/or any of its related parties do not take, approve or facilitate any actions or omissions that constitute or cause serious violations of the statements and guarantees under this agreement;

5.1.3	There is no fact or thing that may constitute a material breach of any guarantee (whether it existed before the signing date of this agreement or occurred before the delivery after the signing of this agreement);

5.1.4	Unless Party A agrees in advance, the companies of Mingde Holding Group will not announce the distribution, not pay or prepare to pay dividends or other profit distribution (if any);

5.1.5	Unless Party A agrees in advance, Mingde Holding Group will not increase or decrease capital or agree to increase or decrease capital or accept or provide loans, except for the purpose of performing transactions under this agreement;

5.1.6	Except as agreed in this agreement, or in order to maintain the related business transactions involved in normal business activities or because of the need of the target company to clear up the creditor’s rights and debts, there is no related transaction between Mingde Holding Group and Party B and/or any of its related parties, and there is no loan between Mingde Holding Group and its related parties. Nor does Mingde Holding Group provide any guarantee to Party B or any of its related parties;

5.1.7	Unless Party A agrees in advance, Mingde Holding Group shall not sign or conduct any agreements, contracts, arrangements, transactions (whether legally binding or not) or make any promises, constraints or similar arrangements, including but not limited to sign any contracts or make similar arrangements (or make bids or bids that may lead to such contracts or obligations) concerning investment in fixed assets, capital commitments, capital expenditures, acquisitions, transfers, investments, etc., unless these matters are beneficial to Mingde Holding Group or Party A;

5.1.8	Unless Party A agrees in advance, Mingde Holding Group shall not sign a loan or mortgage contract or guarantee contract with any entity, or make any arrangement of the same nature, unless such matters are beneficial to the target company or Party A;

5.1.9	Mingde Holding Group shall not acquire or sell any assets, or agree to acquire or sell any assets, regardless of normal and customary business; Shall not set any right burden on assets, shares/equity;

5.1.10	Except for the arrangements already agreed in this agreement, Mingde Holding Group shall not engage in any activities that will reduce the assets and increase the liabilities of the target company as of the closing date, or other activities that will increase the costs and expenses of the target company;

5.1.11	Unless otherwise agreed in this agreement or reserved with the consent of Party A, the bank account information of each company of Mingde Holding Group shall not be modified or the bank account of the target company shall be opened/closed;

5.1.12	Each company of Mingde Holding Group, Party B or any of its related parties shall not take any action inconsistent with the provisions of this agreement or the expected transaction results of this agreement;

5.1.13	Party A has the right to send management personnel and financial personnel to enter the companies of Mingde Holding Group;

5.1.14	Party A has the right to participate in the management of the official seal of each company of Mingde Holding Group;

5.1.15	Party A has the right to interview the employees of Mingde Holding Group Company.

5.2	If Party B violates the agreement of this article and causes the net asset value of the target company to decrease on the closing date, Party A has the right to adjust the equity transfer price, and Party A has the right to directly deduct the amount of the decrease in net asset value from the payables to Party B, and Party B shall make up the shortfall.

5.3	During the transition period, Party B shall be responsible for the preparation of financial statements and tax returns of the companies of Mingde Holding Group before the handover date, and shall provide the following information to Party A before 15th of each month:

5.3.1	Monthly financial statements of companies of Mingde Holding Group for the last month;

5.3.2	The tax returns and tax payment vouchers (if any) of each company of Mingde Holding Group for the last month.

If Party A has doubts about the above information or has corresponding evidence, Party B shall provide relevant documents such as account books and records required by Party A within 3 working days after receiving the notice in advance, and Party A has the right to view and copy all relevant documents such as account books and records of various companies of Mingde Holding Group during normal working hours. And has the right to ask Party B to correct the treatment behaviors that do not conform to China’s accounting policies or may cause the target company to bear financial and tax risks.

VI. Statements and Warranties

6.1	The parties to this agreement promise and guarantee each other as follows on the signing date and closing date of this agreement:

6.1.1	Each party guarantees that it has complete legal qualification to sign this agreement and perform all obligations stipulated in this agreement. After signing this agreement, it is legal, effective, binding and enforceable for all parties, and all parties will implement this agreement in good faith;

6.1.2	The signing and performance of this agreement by each party does not violate any applicable laws, regulations, normative documents or the permission or approval of government agencies, nor does it violate any binding organization documents or any contracts or agreements signed with any third party (or has obtained the consent or approval of the third party or can coordinate matters);

6.1.3	After this agreement is signed by all parties, it constitutes a legal, effective and binding obligation for them; It will take all necessary actions to ensure the full implementation of the terms of this agreement and avoid any behavior inconsistent with the terms of this agreement;

6.1.4	Each party mutually guarantees that all materials provided to the other party for the purpose of this transaction and confirmed by each party are true and complete in major respects, and promises to keep confidential the business secrets of the other party, otherwise it will be liable for the related losses suffered by the other party;

6.1.5	The performance of this agreement by each party is a commercial activity, and all the guarantees and commitments made under this agreement are continuous and irrevocable, and are not affected by any disputes, legal procedures or other factors. The heirs and agents of each party to this agreement shall have continuous obligations and responsibilities for the guarantees and commitments made by each party to this agreement and the obligations to be performed according to this agreement;

6.1.6	From the date of signing the equity transfer agreement, Party A will become the shareholder of the target company, and the voting rights, nomination rights, dividend distribution rights and surplus property distribution rights enjoyed by Party B and Party C based on this part of equity, as well as the rights and related obligations given to shareholders by other laws and articles of association, shall be enjoyed and undertaken by Party A.

6.1.7	Guarantee that in the process of performing this agreement, especially in meeting or realizing the preconditions, industrial and commercial changes and other delivery procedures, the parties should fully negotiate with each other, cooperate closely and actively support each other, and provide all convenient conditions to facilitate the completion of this equity transaction.

6.2	Party A makes the following statements and guarantees to Party B:

6.2.1	Party A will handle or assist Party B to jointly handle matters related to the transfer of the subject equity in accordance with the law and this agreement.

6.2.2	Commit to pay equity transfer payment and start relevant cooperation procedures on time according to this agreement.

6.3	Party B makes the following statements and guarantees to Party A:

6.3.1	Party B has no false statement or misleading explanation in any material aspect in this agreement or other relevant agreements, certificates or other documents;

6.3.2	There is no undeclared (including declaration on behalf of the company) and paid (including withholding) enterprise income tax or other taxes payable in any equity transfer or equity structure change of the companies of Mingde Holding Group during the duration before the closing date;

6.3.3	Before the closing date, the companies of Mingde Holding Group have no other undisclosed or potential major violations of laws or regulations;

6.3.4	Before the closing date, there are no claims, labor disputes or other infringement or liability disputes put forward by any employees (including full-time employees and part-time employees who used to work, whether or not a written labor contract has been signed) of various companies of Mingde Holding Group, and those who work in various companies of Mingde Holding Group through labor dispatch and service outsourcing;

6.3.5	Before the closing date, there is no dispute with a third party caused by any actions or omissions of Party B or companies of Mingde Holding Group that have not been disclosed to Party A;

6.4	For the creditor’s rights and debts existing in the companies of Mingde Holding Group before the closing date, or any liability for breach of contract caused by operation and management, and the government punishment caused by improper operation, whether these debts, obligations and responsibilities are incurred before or after the closing date, they should be borne by the companies of Mingde Holding Group, and those involving Party B’s liability shall be borne by Party B.

6.5	All the responsibilities arising from the underpayment or unpaid social insurance and housing accumulation fund of employees of various companies of Mingde Holding Group shall be borne by Mingde Holding Group.

6.6	Party B further promises to Party A that during the service period of not less than three years after the completion of this equity transaction, without Party A’s prior written consent, Party B will not be directly or indirectly employed by any competitor (including but not limited to the directors and senior managers as competitors) in its own name or as an agent; invest in competitors in any form (including but not limited to become the owner, shareholder, actual controller of the competitor or otherwise own its rights and interests, except for holding the shares of listed companies that do not exceed 5% of the total shares of listed companies purchased in the open capital market), or set up any company or other commercial organization that competes with the main business of the target company (including its subsidiaries in which it holds shares and shares, the same below);Conduct any business dealings with the competitor that are related to the main business of the target company or harm the interests of the target company (including but not limited to becoming the business agent, supplier or distributor of the competitor); Provide any form of business-related consultation or advice to competitors; Sign any agreement, make any similar commitment or take any other similar arrangement that may restrict or damage the target company’s existing business; Soliciting business from customers, agents, suppliers and/or independent contractors of the target company for the benefit of competitors of the target company, or instigate the customers, agents, suppliers and/or independent contractors of the target company to terminate the cooperation with the target company. Party B has the obligation to ensure that its family members (i.e. parents, siblings, spouses and children, the same below) and any entity directly or indirectly controlled by the aforementioned personnel abide by the above provisions of this article.

6.7	If the target company is required to pay the purchase price of the 61.5480% of the equity interest of Yile IoT, Party B shall bear this part of the money.

VII. Breach of Contract and Compensation

7.1	If either party of this agreement violates the agreement and causes losses to the observant party, the observant party has the right to ask the defaulting party to bear the liability for breach of contract. If losses are caused to the observant party, the observant party has the right to ask the defaulting party to make compensation according to the actual losses.

7.2	If Party B fails to complete the registration or filing of the change of the target company within the time specified in Article 2.3 of this agreement, or if Party A agrees to give Party B a grace period but Party B still fails to complete it, Party A has the right to ask Party B to pay the overdue penalty according to one in ten thousand of the total equity transfer price (up to 0.02% of the equity transfer amount) for each day overdue; if overdue for 20 working days, Party A has the right to terminate this agreement. However, if Party B has submitted the application on schedule, Party B will not be responsible for the delay caused by reasons beyond Party B’s control such as government approval or pandemic situation.

7.3	Where Party A fails to promise to perform its obligations in accordance with clauses 3.2 and 3.4 of this agreement, or both parties fail to sign a supplementary agreement on this promise separately, or Party A is granted a grace period but still fails to complete it, Party B has the right to ask Party A to pay the overdue penalty according to one in ten thousand of the total equity transfer price (the maximum amount cannot exceed 0.02% of the equity transfer amount) for each day overdue; after receiving the written notice of extension from Party B, if it is overdue for 20 working days, Party B has the right to terminate this agreement.

7.4	If Party B violates the agreement of the transitional period in Article 5, resulting in the failure to meet the preconditions of the transaction or the impairment or possible impairment of the value of the acquisition target, Party A has the right to adjust the equity transfer price or give Party B a grace period. If Party A finds that the target company has major defects that affect this transaction during the transition period or that Party B’s behavior will cause Party A or the target company after Party A’s acquisition to bear major risks, Party A has the right to unilaterally terminate this agreement, and at the same time, ask Party B to compensate for the losses.

7.5	The losses referred to in this agreement include, but are not limited to, the compensation, liquidated damages and fines paid by the observant party to the third party due to the reasons of the breaching party, as well as the investigation fees, attorney fees, audit fees, litigation fees, preservation fees, appraisal fees, notarial fees, reasonable transportation fees, travel expenses, etc. paid for safeguarding its own legitimate rights and interests. And the due diligence fee paid by Party A to the intermediary agency for acquiring the target company.

VIII. Confidentiality

8.1	The confidential information referred to in this agreement refers to all oral or written information related to or having any connection with the business operation, business strategy, business plan, investment plan, sales, customers, marketing, technology, research and development, finance or other matters of either party or the target company as well as oral or written information related to the transaction structure, transaction mode and transaction price related to this transaction, including but not limited to all reports, records and all copies (including electronic copies), duplicates, etc.

8.2	The party receiving the confidential information (hereinafter referred to as the “receiver”) shall keep the received information confidential, and shall not use the information for any purpose other than the purpose of this agreement, and shall not disclose the information to any third party. Except for the following situations:

8.2.1	The information has been made public through no fault of the receiver or its representative;

8.2.2	The information that the receiving party legitimately and legally obtains from a third party, and the third party does not have the obligation of confidentiality or use restrictions when obtaining the information;

8.2.3	Before receiving information from the disclosing party, the receiving party has legally obtained relevant information.

8.2.4	The judicial organ or administrative organ requires disclosure.

8.3	The receiving party may disclose confidential information to directors, senior managers, lawyers or accountants and shareholders of the company who need to know relevant information for the purpose agreed in this contract. And the receiving party shall ensure that such personnel are aware of and abide by the confidentiality obligations mentioned in this clause.

IX. Taxes and Other Costs

Unless otherwise stipulated in this agreement, all parties will fulfill their respective taxes related to this equity transfer according to the provisions of Chinese laws, regulations and normative documents. In addition, the expenses incurred in the negotiation, preparation and performance of this agreement shall also be borne by each party according to the relevant Chinese laws, regulations and normative documents.

Unless otherwise agreed, the expenses and expenses for engaging an intermediary agency shall be borne and paid by the engaging party.

X. Others

10.1	Any notice under this agreement shall be sent in writing by express delivery or e-mail to the following address or e-mail address of the recipient. A notice sent in this way shall be deemed to have been received in the following cases:

10.1.1	If sent by e-mail, twelve (12) hours after sending;

10.1.2	If it is sent by registered mail or express delivery, three (3) working days after posting.

Contact information and address of Party A:

Contact: Hengfang Li

Address: 22nd Floor, Xinheng Building, Longhua District, Haikou, Hainan Province

Tel:

E-mail: lhf@reit.cc

Contact information and address of Party B:

Contact: Xiaoping Li

Tel:

Address: 22nd Floor, Xinheng Building, Longhua District, Haikou, Hainan Province

Email address: lixp@icarplus.net

Contact information and address of Party C:

Contact: Jing Peng

Tel:

Address: 22nd Floor, Xinheng Building, Longhua District, Haikou, Hainan Province

Email: pengj@icarplus.net

Contact information and address of Party D:

Contact: Xiaoping Li

Tel:

Address: 22nd Floor, Xinheng Building, Longhua District, Haikou, Hainan Province

Email: lixp@icarplu.net

Contact information and address of Party E:

Party E 1:

Contact: Xiaoping Li

Tel:

Address: 22nd Floor, Xinheng Building, Longhua District, Haikou, Hainan Province

Email :lixp@icarplu.net

Party E 2:

Contact: Xiaoping Li

Tel:

Address: 22nd Floor, Xinheng Building, Longhua District, Haikou, Hainan Province

Email :lixp@icarplu.net

All the notices sent by each party to other parties on matters related to this contract through the above contact information shall be deemed as effective delivery and notification to other parties, regardless of whether other parties actually check it. The above-mentioned mailing address is also regarded as a valid judicial address.

If one party changes its notice or mailing address, it shall notify the other party in writing within three days from the date of change; Otherwise, the non-notifying party shall bear the related responsibilities caused thereby.

10.2	Unless otherwise permitted by this agreement, modification, change, abandonment, revocation or termination of this agreement and its terms must be signed by all parties in writing.

10.3	If the letter of intent or other agreements related to this share transfer signed before the effective date of this agreement conflicts with this agreement, Party A and Party B shall refer to the important clauses in other agreements, reach an agreement, and sign a supplementary agreement separately. If the parties fail to reach an agreement, the other agreements can be used as an important basis for litigation.

10.4	If any clause of this agreement is deemed invalid or unenforceable, the invalid or unenforceable part of these clauses shall lose its effectiveness and shall be deemed not to be included in this agreement, but the remaining clauses of this agreement are still valid. In this case, each party shall make reasonable efforts to replace invalid or unenforceable clauses with effective and enforceable alternative clauses. The effectiveness of the substitute clause should be as close as possible to the original effectiveness of the invalid or unenforceable clause.

10.5	When this agreement cannot be performed or cannot be performed on time due to the influence of force majeure, the party that encounters the force majeure event mentioned above shall immediately notify the other party, and shall provide the specific circumstances of the force majeure event and valid documents proving the reasons why this agreement cannot be performed or partially cannot be performed, or the performance needs to be postponed within 15 days after the occurrence of the event. According to the degree of influence of force majeure events on the performance of this agreement, the parties shall negotiate whether to terminate this agreement, or partially perform or postpone the performance of this agreement. If this agreement cannot be performed due to force majeure, the losses and expenses incurred therefrom shall be borne by each party.

10.6	Each party agrees that, when handling the equity transfer procedures of the target company, according to the requirements of the administrative department for industry and commerce, it is necessary to sign another equity transfer agreement that meets its requirements, and all parties shall cooperate to sign it. In case of any conflict between these agreements and the terms of this agreement, this agreement shall prevail.

10.7	This Agreement shall be governed by and interpreted in accordance with the laws of the People’s Republic of China.

10.8	All disputes arising from or related to the interpretation and performance of this agreement shall be settled by all parties through friendly negotiation. If negotiation fails, either party can submit the dispute to the court where the target company is located for litigation.

10.9	This agreement shall come into force as of the date when all parties sign it.

10.10	The signed text of this agreement is seven originals, one for each party to the transaction, and the rest for approval by government departments, all of which have the same legal effect.

(There is no text below this page, which is the signature page of the Equity Purchase Agreement of Hainan REIT Mingde Investment Holding Co., Ltd.)

Party A: REIT Technology Development Co., Ltd. (Seal)

Signature of legal representative:	/s/ Hengfang Li
Date: December 27, 2021

Party B: Xiaoping Li

Signature: /s/ Xiaoping Li
Date: December 27, 2021

Party C: Jing Peng

Signature: /s/ Jing Peng
Date: December 27, 2021

Party D: Hainan REIT Mingde Investment Holding Co., Ltd. (Seal)

Signature of legal representative: /s/ Xiaoping Li
Date: December 27, 2021

Party E 1: Hainan Yile IoT Technology Co., Ltd. (Seal)

Signature of legal representative: /s/ Xiaoping Li
Date: December 27, 2021

Party E 2: Yangpu Fangyuyuan United Logistics Co., Ltd. (Seal)

Signature of legal representative: /s/ Xiaoping Li
Date: December 27, 2021

Annex I

Balance Sheet of Each Company of Mingde Holding Group As of

October 30th, 2021

Annex II

List of fixed assets to be retained when the target company is handed over

Annex III

List of existing bank accounts of companies in Mingde Holding Group

bank of deposit	bank account	currency	Account type

Annex IV

List of Target Company Handover Documents

I. Company Documents Related To The Target Company

1.	The shareholders’ meeting resolution of the target company shareholders on agreeing to this transaction;

2.	The legal documents listed in this agreement that both parties should sign when handling the equity transfer;

3.	The original resolution of the shareholders’ meeting of the target company approved that (1) all seals of all bank accounts of the target company should be replaced by the written designated person of the transferee after delivery, and (2) the amendment of the articles of association of the target company proposed by the transferee will replace the existing articles of association of the target company after delivery.

4.	Business license.

5.	Original articles of association and other organizational documents of the target company.

6.	The resolutions of the board of directors and shareholders’ meeting of the company over the years.

7.	The original resignation letter (effective on the closing date) given by the director and manager of the target company in the form approved by the transferee, giving him/her notice of unconditional resignation as the director and/or manager of the target company, which will take effect immediately and confirm that he/she has no claim for the target company, unless otherwise provided in this agreement.

8.	All other certificates, documents, account books, records and seals of the target company shall include:

a.	All seals, stamps/official seals;

b.	All checkbooks, bank instructions and other documents and equipment used to use the bank account of the target company;

c.	Drawings related to target assets;

d.	Original financial records of the target company (physical and electronic forms, including original vouchers, accounting vouchers, general ledger and subsidiary ledger, accounting statements), original tax returns and all tax payment vouchers;

e.	All audit reports, capital verification reports, tax verification reports (if any), evaluation reports (if any) and other reports issued by third-party verification agencies of the target company;

9.	Original of all contracts or agreements signed by the target company;

10.	Other documents necessary to complete this share conversion and enable the transferee to acquire the ownership and control of the target company.

II. The above documents shall include the following documents of the target company in particular:

No.	Data Name	Remarks (unless otherwise specified, all are originals)
1.	Original and duplicate of business license
2.	Account opening permit, bank account opening information, institution credit code certificate.
3.	Litigation, arbitration and related legal documents related to the company’s objectives
4.	Articles of association and amendments to articles of association over the years
5.	Resolutions of previous shareholders’ meeting
6.	Notice of approval and registration of industrial and commercial change
7.	Capital verification reports of previous contributions
8.	Accounting vouchers of previous contributions
9.	Audit reports of the past years (if any)
10.	Original copies of all contracts of the target company
11.	Official seal, special contract seal and corporate seal of the target company
12.	The company’s reserved bank seal (including special financial seal and private seal)
13.	Special Seal for Invoice of Target Company
14.	Account number, opening bank and account nature of existing bank account
15.	Bank contact, contact address and telephone number
16.	Seal of bank account number (if any)
17.	Bank receipt box card (if any)
18.	Bank statement and balance reconciliation statement
19.	Bank withholding tax power of attorney
20.	Login information of tax declaration and Ukey, etc.
21.	The taxes being implemented (including additional taxes and fees), tax (fee) rate, and reporting time of each tax.
22.	Tax declaration forms and tax payment vouchers over the years
23.	Income tax settlement declaration form, related business report, loss amount confirmation form and tax adjustment details over the years.
24.	Various tax verification reports over the years (if any)
25.	Invoice deduction stub
26.	Contact person, address and telephone number of tax bureau
27.	Invoice book
28.	Invoice type and quantity verification table
29.	Invoice number list, used invoice stub (attached to voucher), unused blank invoice
30.	Tax control equipment
31.	Login name and password of national enterprise credit information publicity system website
32.	Accounting vouchers and original vouchers (from establishment to handover date)
33.	Account balance sheet from the 1st of the month to the closing date of the handover date
34.	General ledger and subsidiary ledger (from establishment to handover date)
35.	Monthly accounting statements from the establishment of the target company to the handover date
36.	Social insurance registration certificate
37.	House lease contract